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                                                                   Exhibit 10.35
                            SECURED PROMISSORY NOTE



FOR VALUE RECEIVED, the undersigned (the "Obligor"), promises to pay to the order of Big V Holding Corp., a Delaware corporation, with its principal executive offices located at 75 State Street, Boston, Massachusetts 02109 (the "Company"), the principal sum of TEN THOUSAND AND 00/100 DOLLARS ($10,000) with
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interest calculated using the Prime Rate as published in the Wall Street
Journal.

Repayment of the principal portion of this note along with all accrued interest shall occur at any time, or from time to time as said Obligor receives a Bonus from the Company. A Bonus is hereafter defined as any compensation paid to the Obligor in excess of said Obligor's regular salary. The Obligor will return the proceeds of such Bonus (net of withholding taxes as calculated for bonus payments in accordance with standard Internal Revenue Service and State Department of Revenue regulations) to the Company within five (5) working days following the receipt of such Bonus.

Payments will be applied first to outstanding interest with any balance applied to outstanding principal.

Payment of the principal of and interest on this Note is secured pursuant to the terms of a Stock Pledge Agreement dated as of the date hereof, between the Obligor and the Company ("the "Pledge Agreement"), reference to which is made for a description of the collateral provided thereby and the rights of the Company and the holder of the Note in respect of such collateral.

This note may be prepaid in whole or in part at any time without penalty.

At the option of the holder, this Note shall become immediately due and payable without further notice and demand, and notwithstanding any prior waiver of any breach or default, upon continuing for fifteen (15) days after written notice in making any payment of principal, interest or other charges due hereunder. Said notice shall be effective if sent by certified mail to Mr. Donald J. Trella, 10 Ridgewood Drive, West Suffield, CT 06098.

The maker of this note hereby waives presentment, demand for presentment, notice of dishonor, notice of protest, and all other notices or demand in connection with the delivery, acceptance, performance, and default of this Note.


Date: August 29, 1997                         /s/ Donald J. Trella
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                                              DONALD J. TRELLA